Exhibit 10.11

SUNOCO PARTNERS LLC

LONG-TERM INCENTIVE PLAN

Amended and restated as of October 20, 2007

SUNOCO PARTNERS LLC

LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

The Sunoco Partners LLC Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), by providing to employees and directors of Sunoco Partners LLC, a Pennsylvania limited liability company (the “Company”), and its Affiliates who perform services for the Partnership and its subsidiaries, incentive awards for superior performance that are based on Units. The Plan is also intended to enhance the ability of the Company and its Affiliates to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership and its subsidiaries, thereby advancing the Partnership’s interests.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

2.2 “Award” means a grant of one or more Options or Restricted Units pursuant to the Plan, and shall include any tandem DERs granted with respect to such Award.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means:

(i) fraud or embezzlement on the part of the Participant;

(ii) conviction of or the entry of a plea of nolo contendere by the Participant to any felony;

(iii) the willful and continued failure or refusal by the Participant to perform substantially the Participant’s duties with the Company or an Affiliate thereof (other than any such failure resulting from incapacity due to physical or mental illness, or death, or following notice of employment termination by the Participant for Good Reason) within thirty (30) days following the delivery of a written demand for substantial performance to the Participant by the Board, or any employee of the Company or an Affiliate with supervisory authority over the Participant, that specifically identifies the manner in which the Board or such supervising employee believes that the Participant has not substantially performed the Participant’s duties; or

(iv) any act of willful misconduct by the Participant which:

(a) is intended to result in substantial personal enrichment of the Participant at the expense of the Partnership, the Company or any of their Affiliates; or

(b) has a material adverse impact on the business or reputation of the Partnership, the Company or any Affiliate thereof (such determination to be made by the Partnership, the Company or any such Affiliate in the good faith exercise of its reasonable judgment).

2.5 “Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events:

(i) the consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the Company cease to be owned by Sunoco and its Affiliates;

(ii) a “Change in Control” of Sunoco, as defined from time to time in the Sunoco stock plans; or

(iii) the general partner (whether the Company or any other Person) of the Partnership ceases to be an Affiliate of Sunoco.

2.6 “Committee” means the Compensation Committee of the Board, such subcommittee thereof, or such other committee of the Board appointed to administer the Plan.

2.7 “DER” or “Distribution Equivalent Right” means contingent right, granted in tandem with a specific Restricted Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Restricted Unit is outstanding.

2.8 “Director” means a member of the Board who is not an Employee.

2.9 “Employee” means any employee of the Company or an Affiliate, who performs services for the Partnership.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11 “Fair Market Value” means, as of any date and in respect of any Unit, the opening price of a Unit on such date (which price shall be the closing price of a Unit on the previous trading day, as reflected in the consolidated trading tables of The Wall Street Journal or any other publication selected by the Committee). If there is no sale of Units on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the Fair Market Value of such Units shall be as determined in good faith by the Committee in such other manner as it may deem appropriate.

2.12 “Good Reason” means:

(i) a reduction in the Participant’s annual base salary;

(ii) failure to pay the Participant any compensation due under an employment agreement, if any;

(iii) failure to continue to provide benefits substantially similar to those then enjoyed by the Participant unless the Partnership, the Company or their Affiliates provide aggregate benefits equivalent to those then in effect;

(iv) failure to continue a compensation plan or to continue the Participant’s participation in a plan on a basis not materially less favorable to the Participant, subject to the power of the Partnership, the Company or their Affiliates to amend such plans in their reasonable discretion, including, without limitation, providing a replacement plan; or

(v) the Partnership, the Company or their Affiliates purported termination of the Participant’s employment for Cause not pursuant to a procedure indicating the specific provision of the definition of Cause contained in this Plan as the basis for such termination of employment;

The Participant may not terminate for Good Reason unless he has given written notice delivered to the Partnership, the Company or their Affiliates, as appropriate, of the action or inaction giving rise to Good Reason, such notice to state with specificity the nature of the breach, failure or refusal, and such action or inaction is not corrected within thirty (30) days thereafter.

2.13 “Member” means, as of any date, any Person that has executed the limited liability company operating agreement of the Company (the “LLC Agreement”) as a member of the Company, and thereafter been admitted to the Company as a member as provided in the LLC Agreement, but such term does not include any Person who has ceased to be a member in the Company.

2.14 “Option” means on option to purchase Units granted under the Plan.

2.15 “Participant” means any Employee or Director granted an Award under the Plan.

2.16 “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership.

2.17 “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

2.18 “Restricted Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

2.19 “Restricted Unit” means a phantom, or notional, unit granted under the Plan which is equivalent in value and in distribution rights to a Unit and which, upon vesting, entitles the Participant to receive a Unit or its Fair Market Value in cash, whichever is determined by the Committee.

2.20 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

2.21 “SEC” means the Securities and Exchange Commission, or any successor thereto.

2.22 “Specified Employee” shall mean each of the following: the Chief Executive Officer; the Chief Financial Officer; the Vice President, Operations; the Vice President, Business Development; the Vice President, Lease Acquisition and Marketing; the Vice President, General Counsel and Secretary; and the Comptroller (designated pursuant to the election of an alternative method specified in Treasury Regulation Sections 1.409A-1(i)(5) and 1.409A-1(i)(8)).

2.23 “Sunoco” means Sunoco, Inc.

2.24 “Unit” means a Common Unit of the Partnership.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Annual grant levels for Participants will be recommended to the Committee by the Chief Executive Officer of the Company. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Units to be covered by Awards;

(iv) determine the terms and conditions of any Award;

(v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited;

(vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan

(vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan to the Chief Executive Officer of the Company, including the power to grant Awards under the Plan, provided the Chief Executive Officer is also a member of the Board, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7 (“Amendment and Termination”), shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board.

SECTION 4. Units Available for Awards.

4.1 Units Available. Subject to adjustment as provided in Section 4.3, the number of Units with respect to which Awards may be granted under the Plan is one million two hundred fifty thousand (1,250,000). If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination , or cancellation, shall again be Units with respect to which Awards may be granted.

4.2 Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

4.3 Adjustments. In the event of any change in the outstanding Units of the Partnership by reason of any distribution (whether in the form of cash, Units, other securities, or other property), split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event, an equitable and proportionate anti-dilution adjustment will be made to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and to offset any resultant change in the price per Unit and preserve the intrinsic value of Options, Restricted Units and other awards theretofore granted under the Plan. Such mandatory adjustment may include a change in one or more of the following:

(i) the number and type of Units (or other securities or property) with respect to which Awards may be granted;

(ii) the number and type of Units (or other securities or property) subject to outstanding Awards;

(iii) the purchase price per Unit purchasable under outstanding Options;

(iv) the number of Restricted Units outstanding; and

(v) other similar matters.

SECTION 5. Eligibility.

Any Employee or Director will be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

6.1 Options. The Committee shall have the authority to determine the Employees and Directors to whom Options will be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but shall not be less than the closing price of a Unit on the date the Option is granted, as reflected in the consolidated trading tables of the Wall Street Journal under the caption ‘New York Stock Exchange Composite Transactions’ or any other publication selected by the Committee). If there is no sale of shares of Units on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the applicable purchase price per Unit purchasable under an Option shall be as determined by the Committee in such other manner as it may deem appropriate.

(ii) Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise (through procedures approved by the Company), other securities or other property, a note from the Participant (in a form acceptable to the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeiture. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with the Company, or membership on the Board, whichever is applicable, for any reason (other than retirement, death, permanent disability, or approved leave of absence), including transfer of employment to Sunoco, Inc. (or any subsidiary thereof that is not also a subsidiary of the Company) during the applicable Restricted Period, all Options shall be forfeited by the Participant, unless otherwise provided in a written employment agreement (if any) between the Participant and the Company or one or more of its Affiliates; provided, however, that the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; and, further provided, that a Participant who is eligible to receive payment of retirement benefits under the Sunoco, Inc. Retirement Plan, and who terminates voluntarily his or her employment with the Company during the applicable Restricted Period, shall not forfeit any of his then-outstanding Options, and such Participant shall be treated as though he or she had, in fact, retired during the applicable Restricted Period.

6.2 Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the duration of the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish respecting such Awards, including whether DERs are granted with respect to such Restricted Units.

(i) DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, payment of all DERs under a tandem DER grant made pursuant to this Section 6.2(i) shall be made within two and one-half (2- 1/2) months following the calendar year in which such DERs become nonforfeitable.

(ii) Forfeiture. Except as otherwise provided in the terms of the Award agreement, upon termination of a Participant’s employment with the Company or membership on the Board, whichever is applicable, for any reason (other than retirement, death, permanent disability, or approved leave of absence), including transfer of employment to Sunoco, Inc. (or any subsidiary thereof that is not also a subsidiary of the Company), during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant, unless otherwise provided in a written employment agreement (if any) between the Participant and the Company or one or more of its Affiliates; provided, however, that the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units; and, further provided, that a Participant who is eligible to receive payment of retirement benefits under the Sunoco, Inc. Retirement Plan, and who terminates voluntarily his or her employment with the Company during the applicable Restricted Period, shall not forfeit any of his then-outstanding Restricted Units, and such Participant shall be treated as though he or she had, in fact, retired during the applicable Restricted Period.

(iii) Lapse of Restrictions. Upon, or as soon as reasonably practicable following, the vesting of each Restricted Unit, but within two and one-half (2- 1/2) months following the calendar year in which such Restricted Unit becomes nonforfeitable, the Participant shall be entitled to receive from the Company, and the Company shall pay to the Participant, one Unit or its Fair Market Value, in cash, as determined by the Committee, subject to the provisions of Section 8.2.

6.3 General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(a) Except as provided in (b) below:

(1) no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate

(2) each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution; and

(b) To the extent specifically provided by the Committee with respect to an Option grant, an Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration as the Committee determines including, without limitation, services or such minimal cash consideration as may be required by applicable law.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award agreement (including, without limitation, any exercise price or any tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless broker exercises with immediate sale, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vii) Change of Control. In the event of a Change in Control, Restricted Units will be paid to the Participant no later than the earlier of ninety (90) days following the date of occurrence of such Change in Control or two and one-half (2- 1/2) months following the end of the calendar year in which occurs the date of such Change in Control, regardless of whether the applicable performance goals or targets have been met.

For a Change of Control occurring within the first consecutive twelve-month period following the date of grant, the number of performance-based Restricted Units paid out with regard to such grant shall be equal to the total number of Restricted Units outstanding in such grant as of the Change of Control, not adjusted for any performance factors.

For a Change of Control occurring after the first consecutive twelve-month period following the date of grant, the number of performance-based Restricted Units paid out with regard to such grant shall be the greater of:

(a) the total number of Restricted Units outstanding in such grant as of the Change of Control, not adjusted for any performance factors, or

(b) the total number of such Restricted Units outstanding in such grant, multiplied by the applicable performance factors related to the Partnership’s actual performance immediately prior to the Change of Control.

In the case of an award of Restricted Units conditioned upon the Participant’s continued employment, the total number of Restricted Units outstanding in such grant as of the Change of Control shall be paid to the Participant.

The Participant’s Restricted Units shall be payable to the Participant in cash or Units, as determined by the Committee prior to the Change of Control, as follows:

(c) if the Participant is to receive Units, the Participant will receive the total number of Units stated above in this Section 6.3(vii); or

(d) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Units stated above in this Section 6.3(vii), multiplied by the Fair Market Value per Unit. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

On or before the earlier of the ninetieth (90th) day following the date of occurrence of such Change in Control or the day that is two and one-half (2- 1/2) months following the end of the calendar year in which occurs the date of such Change in Control, the Participant will be paid an amount in cash equal to the value of the applicable DERs on the number of Units being paid pursuant to this Section 6.3(vii) for the time period immediately preceding the Change in Control. Payout of Restricted Units and DERs shall be made to each Participant:

(e) who is employed by the Company on the earlier of the ninetieth (90th) day following the date of occurrence of such Change in Control or the day that is two and one-half (2- 1/2) months following the end of the calendar year in which occurs the date of such Change in Control; or

(f) whose employment relationship with the Company is terminated:

(1) for Good Reason, or as a result of any “Qualifying Termination” (as such term may be defined in the applicable agreement with the Participant, evidencing the grant) prior to the earlier of the ninetieth (90th) day following the date of occurrence of such Change in Control or the day that is two and one-half (2- 1/2) months following the end of the calendar year in which occurs the date of such Change in Control; or

(2) as a result of death, permanent disability or retirement (as each is determined by the Committee), that has occurred prior to the earlier of the ninetieth (90th) day following the date of occurrence of such Change in Control or the day that is two and one-half (2- 1/2) months following the end of the calendar year in which occurs the date of such Change in Control.

The Committee may establish, at the time of the grant of Restricted Units, other conditions that must be met for payout to occur. These conditions shall be set forth in the Committee’s resolution granting the Restricted Units and in the applicable agreements with Participants.

Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder, or in this Plan, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change of Control.

(viii) Sale of Significant Assets. In the event the Company or the Partnership sells or otherwise disposes of, other than to an Affiliate, a significant portion of the assets under its control, (such significance to be determined by action of the Board of the Company in its sole discretion), and as a consequence of such disposition:

(a) a Participant’s employment is terminated by the Partnership, the Company or their Affiliates without Cause or by the Participant for Good Reason; provided, however, that in the case of any such termination by the Participant under this subparagraph 6.3(viii)(a), such termination shall not be deemed to be for Good Reason unless the termination occurs within 180 days after the occurrence of the applicable sale or disposition constituting the reason for the termination; or

(b) as a result of such sale or disposition, the Participant’s employer shall no longer be the Partnership, the Company or one of their Affiliates (provided, however, that with respect to Restricted Units (and applicable DERs) such sale or disposition also constitutes a change in control event as defined under Treasury Regulations Section 1.409A-3(i)(5)), then all such Participant’s Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. In the case of a transaction described in subparagraph (a) of this Section 6.3(viii), subject to Section 6.4, payment of Restricted Units (and applicable DERs) shall be made to the Participant no later than the earlier of ninety (90) days following the date of the Participant’s termination of employment or two and one-half (2- 1/2) months following the end of the calendar year in which occurs the date of the Participant’s termination of employment. In the case of a transaction described in subparagraph (b) of this Section 6.3(viii), subject to Section 6.4, payment of Restricted Units (and applicable DERs) shall be made to the Participant no later than the earlier of ninety (90) days following the date of such sale or other disposition or two and one-half (2- 1/2) months following the end of the calendar year in which occurs the date of such sale or other disposition.

6.4 Payment of Restricted Units on Termination of Employment. For purposes of this Section 6, termination of a Participant’s employment, and any and all other references to a Participant’s employment being terminated (“Termination of Employment”), shall mean with respect to a Participant such Participant’s separation from service as defined in Internal Revenue Code (“Code”) Section 409A and the regulations issued thereunder, and a Participant’s Employment Termination Date shall mean the date that a Participant separates from service as defined in Code Section 409A and the regulations issued thereunder. Notwithstanding any other provisions of this Section 6, payment of any Restricted Unit (and related DER) to any Participant who is a Specified Employee on account of such Participant’s Termination of Employment shall be made as follows. Restricted Units that are scheduled to be paid for the period which begins on such Participant’s Employment Termination Date and ends on the date six months from such Participant’s Employment Termination Date, shall not be paid as scheduled, but shall be accumulated and paid in a lump sum on the date six months after the Participant’s Employment Termination Date. In the case of payments delayed pursuant to this Section 6.4, at the time of a Participant’s Termination of Employment, at the election of the Participant, all or a portion of a Participant’s Restricted Units may be converted to the cash equivalent Fair Market Value of such units (“Cash Units”). Simple interest will be paid on Cash Units delayed hereunder from the date of such conversion to the date of actual payment, at a rate equal to the prime rate of Citibank, N.A. as in effect from time to time after such due date. With respect to any Restricted Units that are not converted to Cash Units, and which include a tandem DER, the provisions of Section 6.2(i) will continue to apply to such Restricted Units during the period that payment of Restricted Units are delayed pursuant to this Section 6.4, with payment of all such DERs made at the time of payment of the associated Restricted Unit hereunder.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

(i) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner; provided, however, that neither the Board nor the Committee may increase the number of Units available for Awards under the Plan, without the express prior written consent of the Members of the Company.

(ii) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

(iii) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjustments will be made in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles.

SECTION 8. General Provisions.

8.1 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

8.2 Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that otherwise would be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

8.3 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

8.4 Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND APPLICABLE FEDERAL LAW.

8.5 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.6 Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the entire then Fair Market Value thereof under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

8.7 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

8.8 No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

8.9 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.10 Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

8.11 Gender and Number. Words in the masculine gender shall include the feminine and the neuter, the plural shall include the singular and the singular shall include the plural.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board or Units are no longer available for grants of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.